Exhibit 99

Jefferies Reports Fiscal Fourth-Quarter 2014 Financial Results; Pursuing Strategic Alternatives for Bache Business

NEW YORK--(BUSINESS WIRE)--December 16, 2014--Jefferies Group LLC today announced financial results for its fiscal fourth quarter 2014.

Highlights for the three months ended November 30, 2014, with adjusted amounts excluding the operating results and goodwill and intangible asset impairments attributable to our Bache business:

  Total Net revenues of $538 million
  Total Adjusted Net Revenues (excluding Bache) of $494 million1
  Pre-tax earnings of negative $101 million, which includes both a goodwill impairment of $52 million and a write off of $8 million of intangible assets related to our Bache business, and a $52 million bad debt provision in respect of a receivable from OW Bunker
  Adjusted Operating income (excluding Bache) of positive $30 million1
  Net earnings of negative $93 million, reflecting the same items as noted in pre-tax earnings; the charge due to the impairment of Bache goodwill is not tax-deductible and the full-year tax rate has been trued up for the final regional mix of pre-tax earnings, which was significantly impacted by the OW Bunker bad debt provision
  Adjusted Net earnings (excluding Bache) of $19 million1

Highlights for the twelve months ended November 30, 2014:

  Total Net revenues of $3,003 million
  Investment Banking Net revenues of $1,529 million
  Equities and Fixed Income Net revenues of $1,457 million
  Total Adjusted Net revenues (excluding Bache) of $2,828 billion1
  Pre-tax earnings of $316 million
  Adjusted Operating income (excluding Bache) of $517 million1
  Net earnings of $168 million
  Adjusted Net earnings of $325 million1

Richard B. Handler, Chairman and Chief Executive Officer, and Brian P. Friedman, Chairman of the Executive Committee, commented: “After four consecutive strong quarters, we experienced a very challenging fourth quarter. Our Net revenues for the quarter were $538 million and our pre-tax earnings were negative $101 million. Excluding Bache, our adjusted Net revenues for the quarter were $494 million and our adjusted pre-tax profits were $30 million. Despite these results and our decision in respect of pursuing strategic alternatives for our Bache business, we believe Jefferies’ prospects for 2015 are solid, with our Investment Banking backlog currently robust, and an expectation of more normal trading markets.”

1 Adjusted financial measures are non-GAAP financial measures. Management believes such measures provide meaningful information to investors as they enable investors to evaluate the Company's results in the context of our pursuing various strategic alternatives for the Bache business. Refer to the Supplemental Schedules on pages 6-7 for a reconciliation of Adjusted measures to the respective direct U.S. GAAP financial measures.

“Heightened volatility from mid-September through mid-November and a tepid trading environment throughout the quarter led to poor Fixed Income results, including mark-to-market write-downs in our inventory. Fixed Income revenues were $61 million for the quarter, compared to $227 million for the fourth quarter of last year, a decline of 73%, or $166 million. In particular, our distressed trading revenues for the quarter were negative $55 million versus positive $29 million for the comparable quarter last year, a decline of $84 million, much of which is unrealized. This decline was primarily due to mark to market inventory losses as a result of the broad sell-off in distressed and post-reorganization securities that followed the September 30 court decision regarding Fannie Mae and Freddie Mac. Mark downs between about $1 million and $5 million per name were recorded in securities of over twenty distressed and post re-organization issuers held by our core trading desks, including Freddie Mac and Fannie Mae, various issues in the energy and transport sectors, as well as several high yield municipal issuers, with most of the mark downs below $2 million per issuer. As is the nature of the distressed market making business, Jefferies holds positions of varying sizes across sectors where the firm is most active, with mark to market gains and losses recognized on a daily basis. The balance of our Fixed Income year-over-year quarterly revenue decline of about $82 million is primarily attributable to slower activity, heightened volatility and more modest inventory write downs in our other U.S. and international credit businesses, where no write downs exceeded $3 million for any individual security position.”

“While adversely impacted by events in October, our core Equities business otherwise performed well. Equities Net revenues for the period were $158 million compared to $290 million in the same quarter last year, a decrease of $132 million. $126 million of this decrease may be attributed to the mark to market gains of $110 million recorded in last year’s fourth quarter in respect of KCG and Harbinger, and the $16 million mark to market loss we recorded this quarter with respect to our investment in KCG. The Harbinger position was sold to Leucadia, at the then market price, during the second quarter of fiscal 2014.”

“Jefferies Investment Banking Net revenues of $316 million are below last year’s $417 million fourth quarter, primarily as a result of dampened capital markets activity due to the unsettled markets, which in turn led to the postponement of deals into future periods. The impact from the unusual publicity in late October and November was immaterial.”

“As a result of the growth and margin challenges we have recently faced in the Bache business we acquired in mid-2011, we are pursuing strategic alternatives for this business, and discussions with third parties in this regard are already underway. We are focused on the potential combination of Bache with another similar business that improves the combined businesses’ competitive standing and margin. In connection with this, we have reversed the entire $52 million in goodwill and $8 million of the intangible assets that were both allocated to the Bache business as a function of the purchase accounting that arose upon our 2013 transaction with Leucadia. This goodwill was not initially recorded as a result of our acquisition of Bache, which we acquired below tangible book value. This amount is included in our non-compensation expenses, as is a 100% bad debt provision in respect of a $52 million receivable we hold from OW Bunker, which abruptly declared bankruptcy in early November after saying it uncovered risk-management issues that would result in $150 million in losses and a separate fraud that would result in a further $125 million in losses, the combined effect of which would wipe out its equity. We provided futures clearing and execution services to OW Bunker, which was a public company in Denmark, the stock market capitalization of which was over $1 billion only six weeks before its bankruptcy filing. The amount of our receivable was increased considerably by the relatively high volatility in energy prices at the time of OW Bunker’s failure to meet margin calls and during our realization process. We are pursuing a recovery of the amounts owed to us by OW Bunker. Since the bankruptcy process is in its early stages and we cannot currently estimate what portion of the receivable is likely to be recovered, we have written off the entire amount and value our unsecured creditor position at zero.”

This release contains “forward looking statements” within the meaning of the safe harbor provisions of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward looking statements include statements about our future. These forward looking statements are usually preceded by the words “believe,” “intend,” “expect” or similar expressions. Forward looking statements include our belief as to our future prospects, including our strategy for our Bache business. Forward looking statements represent only our belief regarding future events, many of which by their nature are inherently uncertain. We will not update any forward looking statement to reflect future events or circumstances, except as required by applicable law.

The attached financial tables should be read in connection with our Quarterly Report on Form 10-Q for the quarter ended August 31, 2014 and our Annual Report on Form 10-K for the year ended November 30, 2013.

Jefferies, the global investment banking firm focused on serving clients for over 50 years, is a leader in providing insight, expertise and execution to investors, companies and governments. The firm provides a full range of investment banking, sales, trading, research and strategy across the spectrum of equities, fixed income, foreign exchange, futures and commodities, as well as wealth management, in the Americas, Europe and Asia. Jefferies Group LLC is a wholly-owned subsidiary of Leucadia National Corporation (NYSE:LUK), a diversified holding company.

JEFFERIES GROUP LLC AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF EARNINGS
(Amounts in Thousands)
(Unaudited)

	Successor
	Quarter Ended	Quarter Ended	Quarter Ended
	November 30, 2014	August 31, 2014	November 30, 2013

Revenues:
Commissions	$180,275	$159,085	$156,435
Principal transactions	(21,071)	144,354	289,430
Investment banking	316,012	467,793	417,044
Asset management fees and investment income from managed funds	1,728	8,463	12,017
Interest income	237,911	249,251	224,911
Other revenues	20,919	26,489	39,320
Total revenues	735,774	1,055,435	1,139,157
Interest expense	198,195	212,126	188,609
Net revenues	537,579	843,309	950,548

Non-interest expenses:
Compensation and benefits	308,187	477,268	546,257

Non-compensation expenses:
Floor brokerage and clearing fees	55,829	55,967	52,706
Technology and communications	66,363	67,286	67,578
Occupancy and equipment rental	26,115	28,477	28,271
Business development	27,791	27,800	22,759
Professional services	28,206	31,231	18,014
Bad debt provision	48,989	927	(2,639)
Goodwill impairment	54,000	-	-
Other	23,580	18,718	41,942
Total non-compensation expenses	330,873	230,406	228,631
Total non-interest expenses	639,060	707,674	774,888
Earnings (loss) before income taxes	(101,481)	135,635	175,660
Income tax expense (benefit)	(8,763)	51,762	61,186
Net earnings (loss)	(92,718)	83,873	114,474
Net earnings attributable to noncontrolling interests	(360)	312	4,531
Net earnings (loss) attributable to Jefferies Group LLC	$(92,358)	$83,561	$109,943

Pretax operating margin	-18.9%	16.1%	18.5%
Effective tax rate	8.6%	38.2%	34.8%

JEFFERIES GROUP LLC AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF EARNINGS
(Amounts in Thousands)
(Unaudited)

	Successor		Predecessor
	Year Ended	Nine Months Ended	Quarter Ended
	November 30, 2014	November 30, 2013	February 28, 2013

Revenues:
Commissions	$668,801	$472,596	$146,240
Principal transactions	545,062	399,091	300,278
Investment banking	1,529,274	1,003,517	288,278
Asset management fees and investment income from managed funds	17,047	36,093	10,883
Interest income	1,019,970	714,248	249,277
Other revenues	78,881	94,195	27,004
Total revenues	3,859,035	2,719,740	1,021,960
Interest expense	856,127	579,059	203,416
Net revenues	3,002,908	2,140,681	818,544
Interest on mandatorily redeemable preferred interests of consolidated subsidiaries	-	3,368	10,961
Net revenues, less interest on mandatorily redeemable preferred interests of consolidated subsidiaries	3,002,908	2,137,313	807,583

Non-interest expenses:
Compensation and benefits	1,698,230	1,213,908	474,217

Non-compensation expenses:
Floor brokerage and clearing fees	215,329	150,774	46,155
Technology and communications	268,212	193,683	59,878
Occupancy and equipment rental	107,767	86,701	24,309
Business development	106,984	63,115	24,927
Professional services	109,601	72,802	24,135
Bad debt provision	53,572	179	1,945
Goodwill impairment	54,000	-	-
Other	73,653	91,856	12,530
Total non-compensation expenses	989,118	659,110	193,879
Total non-interest expenses	2,687,348	1,873,018	668,096
Earnings before income taxes	315,560	264,295	139,487
Income tax expense	147,199	94,686	48,645
Net earnings	168,361	169,609	90,842
Net earnings attributable to noncontrolling interests	3,400	8,418	10,704
Net earnings attributable to Jefferies Group LLC/common stockholders	$164,961	$161,191	$80,138

Pretax operating margin	10.5%	12.4%	17.3%
Effective tax rate	46.6%	35.8%	34.9%

JEFFERIES GROUP LLC AND SUBSIDIARIES
CONSOLIDATED ADJUSTED SELECTED FINANCIAL DATA
(Amounts in Thousands)
(Unaudited)

	Successor
	Quarter Ended November 30, 2014
	GAAP	Adjustments		Adjusted

Net revenues	$537,579	$43,627	(1)	$493,952

Non-interest expenses:
Compensation and benefits	308,187	27,163	(2)	281,024
Non-compensation expenses	330,873	148,287	(3)	182,586
Total non-interest expenses	639,060	175,450		463,610

Operating income (loss)	$(101,481)	$(131,823)		$30,342

Net earnings (loss)	$(92,718)	$(111,899)		$19,181

Compensation ratio (a)	57.3%			56.9%

	Successor
	Quarter Ended August 31, 2014
	GAAP	Adjustments		Adjusted

Net revenues	$843,309	$43,350	(1)	$799,959

Non-interest expenses:
Compensation and benefits	477,268	26,416	(2)	450,852
Non-compensation expenses	230,406	38,944	(4)	191,462
Total non-interest expenses	707,674	65,360		642,314

Operating income (loss)	$135,635	$(22,010)		$157,645

Net earnings (loss)	$83,873	$(13,591)		$97,464

Compensation ratio (a)	56.6%			56.4%

	Successor
	Quarter Ended November 30, 2013
	GAAP	Adjustments		Adjusted

Net revenues	$950,548	$45,760	(1)	$904,788

Non-interest expenses:
Compensation and benefits	546,257	42,816	(2)	503,441
Non-compensation expenses	228,631	35,037	(4)	193,594
Total non-interest expenses	774,888	77,853		697,035

Operating income	$175,660	$(32,093)		$207,753

Net earnings (loss)	$114,474	$(22,311)		$136,785

Compensation ratio (a)	57.5%			55.6%

(a) Reconciliation of the compensation ratio for U.S. GAAP to Adjusted is a derivation of the reconciliation of the components above.

This presentation of Adjusted financial information is an unaudited non-GAAP financial measure. Adjusted financial information begins with information prepared in accordance with U.S. GAAP and then those results are adjusted to exclude the operations of the Company's Bache business. The Company believes that the disclosed Adjusted measures and any adjustments thereto, when presented in conjunction with comparable U.S. GAAP measures are useful to investors as they enable investors to evaluate the Company's results in the context of pursuing various strategic alternatives for the Bache business. These measures should not be considered a substitute for, or superior to, measures of financial performance prepared in accordance with U.S. GAAP.

JEFFERIES GROUP LLC AND SUBSIDIARIES
CONSOLIDATED ADJUSTED SELECTED FINANCIAL DATA
(Amounts in Thousands)
(Unaudited)

	Successor
	Year Ended November 30, 2014
	GAAP	Adjustments		Adjusted

Net revenues, less interest on mandatorily redeemable preferred interests of consolidated subsidiaries	$3,002,908	$175,283	(1)	$2,827,625

Non-interest expenses:
Compensation and benefits	1,698,230	118,412	(2)	1,579,818
Non-compensation expenses	989,118	258,760	(3)	730,358
Total non-interest expenses	2,687,348	377,172		2,310,176

Operating income (loss)	$315,560	$(201,889)		$517,449

Net earnings (loss)	$168,361	$(156,442)		$324,803

Compensation ratio (a)	56.6%			55.9%

	Successor
	Nine Months Ended November 30, 2013
	GAAP	Adjustments		Adjusted

Net revenues, less interest on mandatorily redeemable preferred interests of consolidated subsidiaries	$2,137,313	$140,701	(1)	$1,996,612

Non-interest expenses:
Compensation and benefits	1,213,908	101,414	(2)	1,112,494
Non-compensation expenses	659,110	106,129	(4)	552,981
Total non-interest expenses	1,873,018	207,543		1,665,475

Operating income (loss)	$264,295	$(66,842)		$331,137

Net earnings (loss)	$169,609	$(44,925)		$214,534

Compensation ratio (a)	56.8%			55.7%

	Predecessor
	Quarter Ended February 28, 2013
	GAAP	Adjustments		Adjusted

Net revenues, less interest on mandatorily redeemable preferred interests of consolidated subsidiaries	$807,583	$59,532	(1)	$748,051

Non-interest expenses:
Compensation and benefits	474,217	35,981	(2)	438,236
Non-compensation expenses	193,879	36,441	(4)	157,438
Total non-interest expenses	668,096	72,422		595,674

Operating income (loss)	$139,487	$(12,890)		$152,377

Net earnings (loss)	$90,842	$(7,249)		$98,091

Compensation ratio (a)	58.7%			58.6%

(a) Reconciliation of the compensation ratio for U.S. GAAP to Adjusted is a derivation of the reconciliation of the components above.

This presentation of Adjusted financial information is an unaudited non-GAAP financial measure. Adjusted financial information begins with information prepared in accordance with U.S. GAAP and then those results are adjusted to exclude the operations of the Company's Bache business. The Company believes that the disclosed Adjusted measures and any adjustments thereto, when presented in conjunction with comparable U.S. GAAP measures are useful to investors as they enable investors to evaluate the Company's results in the context of pursuing various strategic alternatives for the Bache business. These measures should not be considered a substitute for, or superior to, measures of financial performance prepared in accordance with U.S. GAAP.

JEFFERIES GROUP LLC AND SUBSIDIARIES
CONSOLIDATED ADJUSTED SELECTED FINANCIAL DATA
FOOTNOTES
(1)	Revenues generated by the Bache business, including commissions, principal transaction revenues and net interest revenue, for the presented period have been classified as a reduction of revenue in the presentation of Adjusted financial measures.

(2)	Compensation expense and benefits recognized during the presented period for employees whose sole responsibilities pertain to the activities of the Bache business, including front office personnel and dedicated support personnel, have been classified as a reduction of Compensation and benefits expense in the presentation of Adjusted financial measures.

(3)	The following expenses incurred as part of the Bache business during the period presented are excluded from Adjusted non-compensation expenses:

	Quarter Ended	Year Ended November
	November 30,	30, 2014
$ thousands	2014
Floor brokerage, technology and communications, business development, professional services and other estimated expenses directly incurred by the Bache business in conducting operations	$36,553	$147,026
Bad debt expense incurred on customer default and close-out	52,300	52,300
Impairment of goodwill attributed to the Bache reporting unit	51,900	51,900
Impairment of certain intangible assets attributed to the Bache reporting unit	7,534	7,534
	$148,287	$258,760

(4)

Expenses directly related to the operations of the Bache business for the presented periods have been excluded from Adjusted non-compensation expenses. These expenses include Floor brokerage and clearing fees, amortization of capitalized software used directly by the Bache business in conducting its business activities, technology expenses directly related to conducting Bache business operations and business development and professional services expenses incurred by the Bache business as part of its client sales and trading activities, including estimates of certain support costs dedicated to the Bache business.

JEFFERIES GROUP LLC AND SUBSIDIARIES
SELECTED STATISTICAL INFORMATION
(Amounts in Thousands, Except Other Data)
(Unaudited)

	Successor
	Quarter Ended	Quarter Ended	Quarter Ended
	November 30, 2014	August 31, 2014	November 30, 2013
Revenues by Source
Equities	$158,452	$171,708	$289,727
Fixed income	61,387	195,345	227,136
Total	219,839	367,053	516,863

Other	-	-	4,624

Equity	67,910	93,309	118,348
Debt	131,901	175,597	162,031
Capital markets	199,811	268,906	280,379
Advisory	116,201	198,887	136,665
Investment banking	316,012	467,793	417,044

Asset management fees and investment income (loss) from managed funds:
Asset management fees	4,930	7,379	5,563
Investment (loss) income from managed funds	(3,202)	1,084	6,454
Total	1,728	8,463	12,017
Net revenues	$537,579	$843,309	$950,548

Other Data
Number of trading days	63	64	63

Average firmwide VaR (in millions) (A)	$12.75	$13.50	$12.61
Average firmwide VaR excluding Knight Capital (in millions) (A)	$8.77	$8.25	$10.37
Average firmwide VaR excluding Knight Capital and Harbinger Group Inc. (in millions) (A)	$8.77	$8.25	$7.32

(A)	VaR estimates the potential loss in value of our trading positions due to adverse market movements over a one-day time horizon with a 95% confidence level. For a further discussion of the calculation of VaR, see "Value at risk" in Part II, Item 7 "Management's Discussion and Analysis" in our Annual Report on Form 10-K for the year ended November 30, 2013.

JEFFERIES GROUP LLC AND SUBSIDIARIES
SELECTED STATISTICAL INFORMATION
(Amounts in Thousands, Except Other Data)
(Unaudited)

	Successor		Predecessor
	Year Ended	Nine Months Ended	Quarter Ended
	November 30, 2014	November 30, 2013	February 28, 2013
Revenues by Source
Equities	$696,221	$582,355	$167,354
Fixed income	760,366	504,092	352,029
Total	1,456,587	1,086,447	519,383

Other	-	4,624	-

Equity	339,683	228,394	61,380
Debt	627,536	415,932	140,672
Capital markets	967,219	644,326	202,052
Advisory	562,055	369,191	86,226
Investment banking	1,529,274	1,013,517	288,278

Asset management fees and investment income (loss) from managed funds:
Asset management fees	26,682	26,473	11,083
Investment (loss) income from managed funds	(9,635)	9,620	(200)
Total	17,047	36,093	10,883
Net revenues	3,002,908	2,140,681	818,544
Interest on mandatorily redeemable preferred interests of consolidated subsidiaries	-	3,368	10,961
Net revenues, less mandatorily redeemable preferred interests of consolidated subsidiaries	$3,002,908	$2,137,313	$807,583

Other Data
Number of trading days	251	191	60

Average firmwide VaR (in millions) (A)	$14.35	$10.79	$9.27
Average firmwide VaR excluding Knight Capital (in millions) (A)	$9.54	$7.78	$5.99
Average firmwide VaR excluding Knight Capital and Harbinger Group Inc. (in millions) (A)	$8.55	$6.77	$5.99

(A)	VaR estimates the potential loss in value of our trading positions due to adverse market movements over a one-day time horizon with a 95% confidence level. For a further discussion of the calculation of VaR, see "Value at risk" in Part II, Item 7 "Management's Discussion and Analysis" in our Annual Report on Form 10-K for the year ended November 30, 2013.

JEFFERIES GROUP LLC AND SUBSIDIARIES
FINANCIAL HIGHLIGHTS
(Amounts in Millions, Except Where Noted)
(Unaudited)

	Successor
	Quarter Ended	Quarter Ended	Quarter Ended
	November 30, 2014	August 31, 2014	November 30, 2013

Financial position:
Total assets (1)	$44,517	$44,764	$40,177
Average total assets for the period (1)	$51,030	$51,369	$46,439
Average total assets less goodwill and intangible assets for the period (1)	$49,077	$49,387	$44,455

Cash and cash equivalents (1)	$4,080	$4,035	$3,561
Cash and cash equivalents and other sources of liquidity (1) (2)	$5,500	$5,913	$5,282
Cash and cash equivalents and other sources of liquidity - % total assets (1) (2)	12.4%	13.2%	13.1%
Cash and cash equivalents and other sources of liquidity - % total assets less goodwill and intangible assets (1) (2)	12.9%	13.8%	13.8%

Financial instruments owned (1)	$18,648	$18,420	$16,650
Goodwill and intangible assets (1)	$1,904	$1,978	$1,986

Total equity (including noncontrolling interests)	$5,471	$5,602	$5,422
Total member's equity	$5,432	$5,571	$5,305
Tangible member's equity (3)	$3,527	$3,593	$3,318

Bache assets (4)	$4,202	$3,641	$3,534

Level 3 financial instruments:
Level 3 financial instruments owned (1) (5)	$527	$499	$457
Level 3 financial instruments owned with economic exposure (1) (6)	$527	$480	$457
Level 3 financial instruments owned - % total assets (1)	1.2%	1.1%	1.1%
Level 3 financial instruments owned - % total financial instruments owned (1)	2.8%	2.7%	2.7%
Level 3 financial instruments owned with economic exposure - % total financial instruments owned (1)	2.8%	2.6%	2.7%
Level 3 financial instruments owned with economic exposure - % tangible member's equity (1)	14.9%	13.4%	13.8%

Other data and financial ratios:
Total capital (1) (7)	$11,276	$11,970	$11,199
Leverage ratio (1) (8)	8.1	8.0	7.4
Adjusted leverage ratio (1) (9)	10.3	10.5	9.5
Tangible gross leverage ratio (1) (10)	12.1	11.9	11.5
Leverage ratio - excluding impacts of the Leucadia transaction (1) (11)	10.3	10.1	9.3

Number of trading days	63	64	63

Average firmwide VaR (12)	$12.75	$13.50	$12.61
Average firmwide VaR excluding Knight Capital (12)	$8.77	$8.25	$10.37
Average firmwide VaR excluding Knight Capital and Harbinger Group Inc. (12)	$8.77	$8.25	$7.32

Number of employees, at period end	3,915	3,885	3,797

JEFFERIES GROUP LLC AND SUBSIDIARIES
FINANCIAL HIGHLIGHTS - FOOTNOTES

(1)	Amounts pertaining to November 30, 2014 represent a preliminary estimate as of the date of this earnings release and may be revised in our Annual Report on Form 10-K for the fiscal year ended November 30, 2014.

(2)	At November 30, 2014, other sources of liquidity include high quality sovereign government securities and reverse repurchase agreements collateralized by U.S. government securities and other high quality sovereign government securities of $1,057 million, in aggregate, and $364 million, being the total of the estimated amount of additional secured financing that could be reasonably expected to be obtained from our financial instruments that are currently not pledged at reasonable financing haircuts and additional funds available under the committed senior secured revolving credit facility available for working capital needs of Jefferies Bache. The corresponding amounts included in other sources of liquidity at August 31, 2014 were $1,530 million and $348 million, and at November 30, 2013, were $1,317 million and $404 million, respectively.

(3)

Tangible member's equity (a non-GAAP financial measure) represents total member's equity less goodwill and identifiable intangible assets. We believe that tangible member's equity is meaningful for valuation purposes, as financial companies are often measured as a multiple of tangible member's equity, making these ratios meaningful for investors.

(4)	Bache assets (a non-GAAP financial measure) includes Cash and cash equivalents, Cash and securities segregated, Financial instruments owned, Securities purchased under agreements to resell and Receivables attributable to our Bache business.

(5)	Level 3 financial instruments represent those financial instruments classified as such under Accounting Standards Codification 820, accounted for at fair value and included within Financial instruments owned.

(6)

Level 3 financial instruments owned with economic exposure represent Level 3 financial instruments owned adjusted for Level 3 financial instruments that are financed by nonrecourse secured financing or attributable to third party or employee noncontrolling interests in certain consolidated entities.

(7)	As of November 30, 2014, August 31, 2014 and November 30, 2013, total capital includes our long-term debt of $5,806 million, $6,368 million and $5,777 million, respectively, and total equity. Long-term debt included in total capital is reduced by amounts outstanding under the revolving credit facility and the amount of debt maturing in less than one year, where applicable.

(8)	Leverage ratio equals total assets divided by total equity.

(9)	Adjusted leverage ratio (a non-GAAP financial measure) equals adjusted assets divided by tangible total equity, being total equity less goodwill and identifiable intangible assets. Adjusted assets (a non-GAAP financial measure) equals total assets less securities borrowed, securities purchased under agreements to resell, cash and securities segregated, goodwill and identifiable intangibles plus financial instruments sold, not yet purchased (net of derivative liabilities). At November 30, 2014, August 31, 2014 and November 30, 2013, adjusted assets were $36,906 million, $38,100 million and $32,559 million, respectively. We believe that adjusted assets is a meaningful measure as it excludes certain assets that are considered of lower risk as they are generally self-financed by customer liabilities through our securities lending activities.

(10)	Tangible gross leverage ratio (a non-GAAP financial measure) equals total assets less goodwill and identifiable intangible assets divided by tangible member's equity. The tangible gross leverage ratio is used by rating agencies in assessing our leverage ratio.

(11)	Leverage ratio - excluding impacts of the Leucadia transaction (a non-GAAP financial measure) is calculated as follows:

	November 30,	August 31,	November 30,
$ millions	2014	2014	2013
Total assets	$44,517	$44,764	$40,177
Goodwill and acquisition accounting fair value adjustments on the transaction with Leucadia	(1,957)	(1,957)	(1,957)
Net amortization to date on asset related purchase accounting adjustments	108	42	27
Total assets excluding transaction impacts	$42,668	$42,849	$38,247

Total equity	$5,471	$5,602	$5,422
Equity arising from transaction consideration	(1,426)	(1,426)	(1,426)
Preferred stock assumed by Leucadia	125	125	125
Net amortization to date of purchase accounting adjustments, net of tax	(9)	(58)	(25)
Total equity excluding transaction impacts	$4,161	$4,243	$4,096

Leverage ratio - excluding impacts of the Leucadia transaction	10.3	10.1	9.3

(12)	VaR estimates the potential loss in value of our trading positions due to adverse market movements over a one-day time horizon with a 95% confidence level. For a further discussion of the calculation of VaR, see "Value at risk" in Part II, Item 7 "Management's Discussion and Analysis" in our Annual Report on Form 10-K for the year ended November 30, 2013.

CONTACT:
Jefferies Group LLC
Peregrine C. Broadbent, 212-284-2338
Chief Financial Officer